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EXHIBIT NO. 23.1

                       Consent of Independent Auditors
                       -------------------------------

Board of Directors
Wall Street Web, Inc.

We hereby consent to the inclusion in this Form SB-2 Registration Statement of our report dated September 22, 2001 relating to the consolidated financial statements of Wall Street Web, Inc. for the year ended April 30, 2001.

January 22, 2002

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas